Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-219793 on Form S-8 of our report dated March 15, 2018, relating to the consolidated financial statements and financial statement schedule of Tidewater Inc. and subsidiaries appearing in this Transition Report on Form 10-K of Tidewater Inc. for the transition period from April 1, 2017 to December 31, 2017.

/s/ Deloitte & Touche LLP

Houston, Texas

March 15, 2018